Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our audit report dated July 31, 2025 relating to the consolidated financial statements of China SXT Pharmaceuticals, Inc. and its subsidiaries, for the year ended March 31, 2025, appearing in the Annual Report on Form 20-F of China SXT Pharmaceuticals, Inc. for the year ended March 31, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

November 10, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building, Singapore 069542	admin@enrome-group.com www.enrome-group.com